Exhibit 4.1
                     Specimen Common Stock Certificate

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


            Number                                      Shares

                          Race World International, Inc.

This Corporation is authorized to issue 20,000,000 Preferred Shares and 200,000,000 Common Shares at .001 Par Value.

THIS CERTIFIES THAT  (NAME)  is the owner of  (LETTER AMOUNT), fully paid and
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nonassessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this        day of        A.D.
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President                               Secretary/Treasurer